Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2017 RESULTS

AND RAISES FULL YEAR OUTLOOK

- Revenue of $1.176 billion, exceeding outlook

- Reports 5.1% solid waste price + volume growth

- Net income attributable to Waste Connections of $123.7 million, or $0.47 per share

- Adjusted net income attributable to Waste Connections* of $145.5 million, or $0.55 per share, up 25%

- Adjusted EBITDA* of $373.6 million, or 31.8% of revenue, exceeding outlook

- YTD net cash provided by operating activities of $551.9 million

- YTD adjusted free cash flow* of $393.6 million, or 17.4% of revenue

TORONTO, ONTARIO, July 25, 2017 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2017. Revenue in the second quarter totaled $1.176 billion, up from $727.6 million in the year ago period. Revenue from the Progressive Waste acquisition completed on June 1, 2016, was $511.4 million and $174.0 million in the current year and prior year periods, respectively. Operating income, which included $7.4 million in charges primarily related to share-based compensation costs associated with share-based awards assumed in the Progressive Waste acquisition, was $206.9 million. This compares to operating income of $63.5 million in the second quarter of 2016, which included $73.2 million of items primarily related to the Progressive Waste acquisition completed in that period.

Net income attributable to Waste Connections in the second quarter was $123.7 million, or $0.47 per share on a diluted basis of 264.1 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $27.5 million, or $0.13 per share on a diluted basis of 210.9 million shares. Shares and per share numbers reflect a three-for-two share split completed in June 2017.

Adjusted net income attributable to Waste Connections* in the second quarter was $145.5 million, or $0.55 per share, versus $93.2 million, or $0.44 per share, in the prior year period. Adjusted EBITDA* in the second quarter was $373.6 million, as compared to adjusted EBITDA* of $233.6 million in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of acquisition-related items, as reflected in the detailed reconciliation in the attached tables.

“Continued strength in solid waste volumes, recycled commodity prices and E&P waste activity enabled us to once again exceed our outlook for the quarter. Given our strong results in the first half of the year and expected continuing momentum from these trends, we believe we are on track to report approximately $1.45 billion of adjusted EBITDA in 2017, exceeding our initial outlook provided in February,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “More importantly, full year adjusted free cash flow, now estimated at approximately $750 million, or almost 52% of adjusted EBITDA, is also pacing ahead of initial expectations.”

Mr. Mittelstaedt added, “We are pleased to report that our divestiture program is nearing completion, with the expected benefits greater than initially anticipated.  Moreover, we are encouraged by our progress on potential acquisitions, for which we could fully utilize existing cash and projected excess cash flow over the next few quarters.  In addition to funding potentially above average acquisition activity, our strong financial profile also positions us for another double-digit percentage increase in our quarterly dividend in October.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2017, revenue was $2.267 billion, as compared to revenue of $1.242 billion in the year ago period. Operating income, which included $159.0 million of expenses primarily related to both goodwill impairment against the Company’s E&P segment resulting from the early adoption of FASB’s recent accounting pronouncement simplifying the test for goodwill impairment and items related to the expected divestiture of certain assets acquired in the Progressive Waste acquisition, was $233.3 million, compared to $154.5 million for the same period in 2016, which included $82.0 million of costs primarily related to the Progressive Waste acquisition completed in that period.

Net income attributable to Waste Connections for the six months ended June 30, 2017, was $138.5 million, or $0.52 per share on a diluted basis of 264.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $72.3 million, or $0.37 per share on a diluted basis of 198.0 million shares.

Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2017, was $275.5 million, or $1.04 per share, compared to $148.4 million, or $0.75 per share, in the year ago period. Adjusted EBITDA* for the six months ended June 30, 2017, was $706.4 million, as compared to $403.3 million in the prior year period.

UPDATED 2017 OUTLOOK

Waste Connections also updated its outlook for 2017, which assumes no change in the current economic environment. The Company’s outlook excludes any impact from additional divestitures and acquisitions that may close during the year, and expensing of transaction-related items. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2017 are subject to quarterly fluctuations. See reconciliation in the attached tables.

•	Revenue is estimated to be approximately $4.570 billion, as compared to our original revenue outlook of approximately $4.450 billion.
•	Net income is estimated to be approximately $390 million and adjusted EBITDA* is estimated to be approximately $1.450 billion, or about 31.7% of revenue, as compared to our original adjusted EBITDA* outlook of $1.410 billion.
•	Net cash provided by operating activities is estimated to be approximately $1.186 billion and adjusted free cash flow* is estimated to be approximately $750 million, or about 16.4% of revenue, as compared to our original adjusted free cash flow*outlook of approximately $725 million.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

CONFERENCE CALL

Waste Connections will be hosting a conference call related to second quarter earnings on July 26th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 39 states in the U.S., and five provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA) and “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2017 financial results, adjusted free cash flow, outlook and related assumptions, potential operating trends, expected benefits of the divestiture program, potential acquisition activity, and a potential dividend increase. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in filings that have been made by the Company with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JuNE 30, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017

Revenues	$727,639	$1,175,569	$1,242,319	$2,266,835
Operating expenses:
Cost of operations	416,262	685,900	703,453	1,329,281
Selling, general and administrative	152,737	126,350	220,419	255,400
Depreciation	84,348	132,827	145,245	258,067
Amortization of intangibles	14,081	24,762	21,775	50,272
Impairments and other operating items	(3,284)	(1,180)	(3,048)	140,501
Operating income	63,495	206,910	154,475	233,314

Interest expense	(20,485)	(31,160)	(37,670)	(60,291)
Other income (expense), net	(714)	1,860	(492)	3,326
Foreign currency transaction gain (loss)	689	(1,048)	689	(1,638)
Income before income tax provision	42,985	176,562	117,002	174,711

Income tax provision	(15,265)	(52,675)	(44,265)	(35,804)
Net income	27,720	123,887	72,737	138,907
Less: net income attributable to noncontrolling interests	(231)	(231)	(406)	(377)
Net income attributable to Waste Connections	$27,489	$123,656	$72,331	$138,530

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.13	$0.47	$0.37	$0.53

Diluted	$0.13	$0.47	$0.37	$0.52

Shares used in the per share calculations:
Basic	210,305,335	263,387,338	197,244,873	263,225,541
Diluted	210,880,732	264,109,594	198,036,792	264,007,307
Cash dividends per common share	$0.097	$0.12	$0.193	$0.24

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2016	June 30, 2017
ASSETS
Current assets:
Cash and equivalents	$154,382	$399,741
Accounts receivable, net of allowance for doubtful accounts of $13,160 and $14,947 at December 31, 2016 and June 30, 2017, respectively	485,138	547,671
Current assets held for sale	6,339	8,731
Prepaid expenses and other current assets	97,533	93,053
Total current assets	743,392	1,049,196

Property and equipment, net	4,738,055	4,729,335
Goodwill	4,390,261	4,589,573
Intangible assets, net	1,067,158	1,083,787
Restricted assets	63,406	60,393
Long-term assets held for sale	33,989	79,448
Other assets, net	67,664	63,631
	$11,103,925	$11,655,363
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$251,253	$239,150
Book overdraft	10,955	30,585
Accrued liabilities	269,402	270,621
Deferred revenue	134,081	140,070
Current portion of contingent consideration	21,453	27,097
Current liabilities held for sale	3,383	6,365
Current portion of long-term debt and notes payable	1,650	11,511
Total current liabilities	692,177	725,399

Long-term debt and notes payable	3,616,760	3,963,909
Long-term portion of contingent consideration	30,373	31,218
Long-term liabilities held for sale	-	463
Other long-term liabilities	331,074	304,179
Deferred income taxes	778,664	822,209
Total liabilities	5,449,048	5,847,377

Equity:
Common shares: 263,140,777 shares issued and 262,803,380 shares outstanding at December 31, 2016; 263,637,093 shares issued and 263,425,440 shares outstanding at June 30, 2017	4,174,808	4,184,489
Additional paid-in capital	102,220	102,479
Accumulated other comprehensive income (loss)	(43,001)	26,108
Treasury shares: 337,397 and 211,653 shares at December 31, 2016 and June 30, 2017, respectively	-	-
Retained earnings	1,413,488	1,487,171
Total Waste Connections’ equity	5,647,515	5,800,247
Noncontrolling interest in subsidiaries	7,362	7,739
Total equity	5,654,877	5,807,986
	$11,103,925	$11,655,363

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars)

	Six months ended June 30,
	2016	2017
Cash flows from operating activities:
Net income	$72,737	$138,907
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	509	128,608
Depreciation	145,245	258,067
Amortization of intangibles	21,775	50,272
Foreign currency transaction (gain) loss	(689)	1,638
Deferred income taxes, net of acquisitions	25,363	(10,378)
Amortization of debt issuance costs	2,842	2,101
Share-based compensation	26,405	23,364
Interest income on restricted assets	(246)	(283)
Interest accretion	3,629	6,887
Excess tax benefit associated with equity-based compensation	(5,015)	-
Adjustments to contingent consideration	(2,495)	11,013
Payment of contingent consideration recorded in earnings	(132)	-
Net change in operating assets and liabilities, net of acquisitions	(30,282)	(58,290)
Net cash provided by operating activities	259,646	551,906

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(12,541)	(347,936)
Cash acquired in the Progressive Waste acquisition	65,745	-
Capital expenditures for property and equipment	(112,087)	(202,617)
Proceeds from disposal of assets	1,560	20,617
Change in restricted assets, net of interest income	113	3,689
Other	(696)	(1,732)
Net cash used in investing activities	(57,906)	(527,979)

Cash flows from financing activities:
Proceeds from long-term debt	3,352,676	864,952
Principal payments on notes payable and long-term debt	(3,461,005)	(585,762)
Payment of contingent consideration recorded at acquisition date	(4,109)	(5,565)
Change in book overdraft	1,998	19,479
Proceeds from option and warrant exercises	-	1,946
Excess tax benefit associated with equity-based compensation	5,015	-
Payments for cash dividends	(35,585)	(63,463)
Tax withholdings related to net share settlements of restricted share units	(11,349)	(13,621)
Distributions to noncontrolling interests	(3)	-
Debt issuance costs	(12,941)	(3,519)
Proceeds from sale of common shares held in trust	8,436	7,735
Other	-	(1,094)
Net cash provided by (used in) financing activities	(156,867)	221,088
Effect of exchange rate changes on cash and equivalents	(223)	649
Net increase in cash and equivalents	44,650	245,664
Cash and equivalents at beginning of period	10,974	154,382
Less: change in cash held for sale	-	(305)
Cash and equivalents at end of period	$55,624	$399,741

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2017:

	U.S.	Canada		Total
Core Price	3.0%	4.2%		3.1%
Surcharges	0.0%	0.2%		0.0%
Volume	2.4%	(2.4%	)	2.0%
Recycling	1.0%	3.0%		1.1%
Foreign Exchange Impact	-	(3.0%	)	(0.2%	)
Total	6.4%	2.0%		6.0%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended June 30, 2016 and 2017:

	Three Months Ended June 30, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$502,948	$(1,778)	$501,170	68.9%
Solid Waste Disposal and Transfer	256,847	(96,815)	160,032	22.0%
Solid Waste Recycling	18,119	(1,393)	16,726	2.3%
E&P Waste Treatment, Recovery and Disposal	30,734	(3,253)	27,481	3.8%
Intermodal and Other	22,358	(128)	22,230	3.0%
Total	$831,006	$(103,367)	$727,639	100.0%

	Three Months Ended June 30, 2017
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$797,131	$(2,392)	$794,739	67.6%
Solid Waste Disposal and Transfer	416,176	(158,937)	257,239	21.9%
Solid Waste Recycling	43,693	(2,351)	41,342	3.5%
E&P Waste Treatment, Recovery and Disposal	50,043	(2,870)	47,173	4.0%
Intermodal and Other	35,432	(356)	35,076	3.0%
Total	$1,342,475	$(166,906)	$1,175,569	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended June 30, 2016 and 2017:

	Three months ended June 30,
	2016	2017
Solid waste, net	$199,399	$386,211
E&P waste	-	-
Acquisitions, net	$199,399	$386,211

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ended June 30, 2016 and 2017:

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Cash Interest Paid	$19,736	$32,301	$35,993	$54,603
Cash Taxes Paid	16,013	22,469	16,914	36,486

Debt to Book Capitalization as of June 30, 2017: 41%

Internalization for the three months ended June 30, 2017: 55%

Days Sales Outstanding for the three months ended June 30, 2017: 43 (32 net of deferred revenue)

Share Information for the three months ended June 30, 2017:

Basic shares outstanding	263,387,338
Dilutive effect of equity-based awards	722,256
Diluted shares outstanding	264,109,594

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Net Income attributable to Waste Connections	$27,489	$123,656	$72,331	$138,530
Plus: Net income attributable to noncontrolling interests	231	231	406	377
Plus: Income tax provision	15,265	52,675	44,265	35,804
Plus: Interest expense	20,485	31,160	37,670	60,291
Plus: Depreciation and amortization	98,429	157,589	167,020	308,339
Plus: Closure and post-closure accretion	1,758	2,917	2,874	5,835
Plus/less: Impairments and other operating items	(3,284)	(1,180)	(3,048)	140,501
Plus/less: Other expense (income), net	714	(1,860)	492	(3,326)
Plus/less: Foreign currency transaction loss/(gain)	(689)	1,048	(689)	1,638
Adjustments:
Plus: Transaction-related expenses (a)	37,702	715	46,516	2,459
Plus: Pre-existing Progressive Waste share-based grants (b)	5,357	4,103	5,357	10,578
Plus: Integration-related and other expenses (c)	30,122	2,594	30,122	5,422
Adjusted EBITDA	$233,579	$373,648	$403,316	$706,448

As % of revenues	32.1%	31.8%	32.5%	31.2%

_________________________

(a)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(b)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of rebranding costs and other integration-related items, including professional fees and severance costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Net cash provided by operating activities	$94,930	$264,429	$259,646	$551,906
Plus/(Less): Change in book overdraft	2,149	(568)	1,998	19,479
Plus: Proceeds from disposal of assets	879	1,801	1,560	20,617
Plus: Excess tax benefit associated with equity-based compensation	581	-	5,015	-
Less: Capital expenditures for property and equipment	(55,512)	(111,412)	(112,087)	(202,617)
Less: Distributions to noncontrolling interests	-	-	(3)	-
Adjustments:
Payment of contingent consideration recorded in earnings (a)	99	-	132	-
Cash received for divestitures (b)	-	-	-	(17,400)
Transaction-related expenses (c)	71,067	715	72,042	2,459
Integration-related and other expenses (d)	24,529	2,282	24,529	5,110
Pre-existing Progressive Waste share-based grants (e)	-	1,570	-	11,915
Synergy bonus (f)	-	-	-	11,798
Tax effect (g)	(18,038)	(2,689)	(18,410)	(9,648)
Adjusted free cash flow	$120,684	$156,128	$234,422	$393,619

As % of revenues	16.6%	13.3%	18.9%	17.4%

_________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects the addback of rebranding costs and other integration-related items associated with the Progressive Waste acquisition, including professional fees and severance costs.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	Reflects the addback of cash bonuses paid pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in conjunction with the Progressive Waste acquisition.
(g)	The aggregate tax effect of footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Reported net income attributable to Waste Connections	$27,489	$123,656	$72,331	$138,530
Adjustments:
Amortization of intangibles (a)	14,081	24,762	21,775	50,272
Impairments and other operating items (b)	(3,284)	(1,180)	(3,048)	140,501
Transaction-related expenses (c)	37,702	715	46,516	2,459
Pre-existing Progressive Waste share-based grants (d)	5,357	4,103	5,357	10,578
Integration-related and other expenses (e)	30,122	2,594	30,122	5,422
Tax effect (f)	(18,257)	(9,188)	(24,629)	(72,253)
Adjusted net income attributable to Waste Connections	$93,210	$145,462	$148,424	$275,509
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.13	$0.47	$0.37	$0.52
Adjusted net income	$0.44	$0.55	$0.75	$1.04

_________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of rebranding costs and other integration-related items, including professional fees and severance costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

UPDATED 2017 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Updated
2017 Outlook
Net Income attributable to Waste Connections	$390,000
Plus: Net income attributable to noncontrolling interests	1,000
Plus: Income tax provision	141,000
Plus: Interest expense	125,000
Plus: Depreciation and amortization	624,000
Plus: Closure and post-closure accretion	12,000
Plus: Impairments and other operating items (a)	140,501
Less: Other income, net (a)	(3,326)
Plus: Foreign currency transaction loss (a)	1,638
Adjustments: (a)
Plus: Transaction-related expenses	2,459
Plus: Pre-existing Progressive Waste share-based grants	10,578
Plus: Integration-related and other expenses	5,422
Adjusted EBITDA	$1,450,272

As % of revenues	31.7%

_________________________

(a)	Reflects amounts reported for the six month period ending on June 30, 2017, as shown on page 9.

Reconciliation of Adjusted Free Cash Flow:

Updated
2017 Outlook
Net cash provided by operating activities	$1,185,500
Plus: Proceeds from disposal of assets (a)	20,617
Less: Capital expenditures for property and equipment	(460,000)
Adjustments: (a)
Cash received for divestitures	(17,400)
Integration-related and other expenses	5,110
Transaction-related expenses	2,459
Pre-existing Progressive Waste share-based grants	11,915
Synergy Bonus	11,798
Tax effect	(9,648)
Adjusted free cash flow	$750,351

As % of revenues	16.4%

_________________________

(a)	Reflects amounts reported for the six month period ending on June 30, 2017, as shown on page 10.

- 12 -